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                                                                  EXHIBIT (4)(a)

                          NINTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 22, 1999

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                  This Ninth Supplemental Indenture, dated as of June 22, 1999 between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Issuer") and having its principal office at Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, and Bank One Trust Company, NA (successor to NBD Bank, a Michigan banking corporation (hereinafter called the "Trustee") and having its Corporate Trust Office at 611 Woodward Avenue, Detroit, Michigan 48226.

                                   WITNESSETH:

                  WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of September 15, 1992 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Issuer (the "Securities") may be issued from time to time; and

                  WHEREAS, Section 2.3 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

                  WHEREAS, Section 8.1(e) of the Original Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

                  WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this Ninth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Issuer's "$250,000,000 Senior Notes, 8% Reset Put Securities, Due 2011 and the $150,000,000 Senior Note, 8 3/8% Reset Put Securities, Due 2013 (individually the "2011 Notes" and the "2013 Notes" and collectively the "Notes"), providing for the issuance of the Notes and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

                  WHEREAS, the Issuer and the Trustee desire to enter into this Ninth Supplemental Indenture for the purposes set forth in Sections 2.3 and 8.1(e) of the Original Indenture as referred to above; and

                  WHEREAS, the Issuer has furnished the Trustee with a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of this Ninth Supplemental Indenture; and
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                  WHEREAS, all things necessary to make this Ninth Supplemental
Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done,

                  NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE
                  WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                    ARTICLE I
                        STANDARD PROVISIONS; DEFINITIONS

                  SECTION 1.01. Standard Provisions. The Original Indenture together with this Ninth Supplemental Indenture and all previous indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                  SECTION 1.02. Definitions. Section 1.1 of the Original Indenture is amended to insert the new definitions applicable to the Notes, in the appropriate alphabetical sequence, as follows:

                  "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, nuclear fuel, goodwill and assets classified as intangible assets in accordance with generally accepted accounting principles.

                  "Applicable Premium" means, with respect to a Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such Note (or portion thereof) being redeemed plus all interest payments due on such present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such time. For purposes of this definition, the present values of interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and
(y) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared


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in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or Letter Stock; provided that Hybrid Preferred Securities shall not be considered Capital Stock for purposes of this definition.

                  "Change in Control" means an event or series of events by which (i) the Issuer ceases to own beneficially, directly or indirectly, at least 80% of the total voting power of all classes of Capital Stock then outstanding of Consumers (whether arising from issuance of securities of the Issuer or Consumers, any direct or indirect transfer of securities by the Issuer or Consumers, any merger, consolidation, liquidation or dissolution of the Issuer or Consumers or otherwise); (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Issuer; or (iii) the Issuer consolidates with or merges into another corporation or directly or indirectly conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Issuer, in either event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is changed into or exchanged for cash, securities, or other property, other than any such transaction in which (A) the outstanding Voting Stock of the Issuer is changed into or exchanged for Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Issuer immediately prior to such transaction retain, directly or indirectly, substantially proportionate ownership of the Voting Stock of the surviving corporation immediately after such transaction.

                  "CMS Electric and Gas" means CMS Electric and Gas Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

                  "CMS Gas Transmission and Storage" means CMS Gas Transmission and Storage Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

                  "CMS Generation" means CMS Generation Co., a Michigan corporation and wholly-owned subsidiary of Enterprises.

                  "CMS MST" means CMS Marketing, Services and Trading Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.


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                  "CMS Oil & Gas" means CMS Oil & Gas Co. (formerly known as CMS
NOMECO Oil & Gas Co.), a Michigan corporation and wholly-owned subsidiary of Enterprises.

                  "Consolidated Assets" means, at any date of determination, the aggregate assets of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Operating Cash Flow for such period to
(ii) the aggregate amount of Consolidated Interest Expense for such period.

                  "Consolidated Current Liabilities" means, for any period, the aggregate amount of liabilities of the Issuer and its Consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after (i) eliminating all inter-company items between the Issuer and any Consolidated Subsidiary and (ii) deducting all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles.

                  "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall not include any subordinated debt owned by any Hybrid Preferred Securities Subsidiary.

                  "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Issuer and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons deemed to be Indebtedness of the Issuer or any Consolidated Subsidiaries under clause (v) or (vi) of the definition of Indebtedness, provided, however, that Consolidated Interest Expense shall exclude (a) any costs otherwise included in interest expense recognized on early retirement of debt and (b) any interest expense in respect of any Indebtedness of any Subsidiary of Consumers, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary.

                  "Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net
Income:



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                  (i) any net income of any Person if such Person is not a
         Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Consolidated Subsidiary as a dividend or other distribution and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its Consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; and

                  (iv) any net income of any Subsidiary of Consumers, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary whose interest expense is excluded from Consolidated Interest Expense, provided, however, that for purposes of this subsection (iv), any cash, dividends or distributions of any such Subsidiary to the Issuer shall be included in calculating Consolidated Net Income.

                  "Consolidated Net Tangible Assets" means, for any period, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:
(i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;
(iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors as evidenced by Board resolutions; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1996, as a result of a change in the method of valuation in accordance with generally accepted accounting principles; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                  "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of



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which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.


                  "Consolidated Subsidiary" means, any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles.

                  "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Issuer.

                  "Designated Enterprises Subsidiary" means any wholly-owned subsidiary of Enterprises formed after the date of this Ninth Supplemental Indenture which is designated a Designated Enterprises Subsidiary by the Board of Directors.

                  "Enterprises" means CMS Enterprises Company, a Michigan corporation and wholly-owned subsidiary of the Issuer.

                  "Event of Default" with respect to the Notes has the meaning specified in Article V of this Ninth Supplemental Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

                  "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

         (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or Consumers in exchange for subordinated debt issued by the Company or Consumers respectively;

         (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and

         (iii) the Company or Consumers (as the case may be) makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.



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                  "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company or Consumers) at all times by the Company or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company or Consumers (as the case may be) and payments made from time to time on such subordinated debt.

                  "Indebtedness" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Interest Payment Date" means January 1, 2000 and each July 1 and January 1 in each year thereafter.

                  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.



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                  "Letter Stock", as applied to the Capital Stock of any
corporation, means Capital Stock of any class or classes (however designated) which is intended to reflect the separate performance of certain of the businesses or operations conducted by such corporation or any of its subsidiaries.

                  "Lien" means any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the aggregate proceeds of such Asset Sale including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer as a reserve against any liabilities associated with such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles and (b) with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Operating Cash Flow" means, for any period, with respect to the Issuer and its Consolidated Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt



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issuance costs, any nonrecurring, noncash charges to earnings and any negative accretion recognition.

                  "Other Rating Agency" shall mean any one of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P. or Moody's Investors Service, Inc., and any successor to any of these organizations which is a nationally recognized statistical rating organization.

                  "Paying Agent" means any person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any of the Notes on behalf of the Issuer. Initially, the Paying Agent shall be the Trustee.

                  "Predecessor Note" of any particular previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of the definition, any Note authenticated and delivered under Section 2.9 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided that Hybrid Preferred Securities shall not be considered Preferred Stock for purposes of this definition.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity of the outstanding Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the Stated Maturity of the outstanding Notes.

                  "Restricted Subsidiary" means any Subsidiary (other than Consumers and its subsidiaries) of the Issuer which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 10% of the total Consolidated Assets of the Issuer and its Consolidated Subsidiaries and any other Subsidiary which from time to time is designated a Restricted Subsidiary by the Board of Directors provided that no Subsidiary may be designated a Restricted Subsidiary if, immediately after giving effect thereto, an Event of Default or event that, with the lapse of time or giving of notice or both, would constitute an Event of Default would exist or the Issuer and its Restricted Subsidiaries could not incur at least one dollar of additional Indebtedness under Section 4.04, and (i) any such Subsidiary so designated as a Restricted Subsidiary must be organized under the laws of the United States or any State thereof, (ii) more than 80% of the Voting Stock of such Subsidiary must be owned of record and beneficially by the Issuer or a Restricted Subsidiary and (iii) such Restricted Subsidiary must be a Consolidated Subsidiary.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be



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no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

                  "Subordinated Indebtedness" means any Indebtedness of the Issuer (whether outstanding on the date of this Ninth Supplemental Indenture or thereafter incurred) which is contractually subordinated or junior in right of payment to the Notes.

                  "Support Obligations" means, for any person, without duplication, any financial obligation, contingent or otherwise, of such person guaranteeing or otherwise supporting any debt or other obligation of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt,
(iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

                  "Tax-Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated January 1, 1994, as amended or supplemented from time to time, by and among Issuer, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the Notes; provided, however, that if the average life to stated maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

                  "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

                  Certain terms, used principally in Articles Three, Four and Seven of this Ninth Supplemental Indenture, are defined in those Articles.



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                                   ARTICLE II

                    DESIGNATION AND TERMS OF THE NOTES; FORMS


                  SECTION 2.01. Establishment of 2011 Notes. (a) There is hereby created a series of Securities to be known and designated as the "Senior Notes, 8% Reset Put Securities, Due 2011" and limited in aggregate principal amount (except as contemplated in Section 2.3(f)(2) of the Indenture) to $250,000,000. The Stated Maturity of the 2011 Notes is July 1, 2011.

                  (b) The 2011 Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 8% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the 2011 Note in Section 2.03 hereof.

                  (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any 2011 Note payable on any Interest Payment Date (other than at Maturity) shall be the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs and, in the case of interest payable at Maturity, the Record Date shall be the date of Maturity.

                  (d) The payment of the principal of, premium (if any) and interest on the 2011 Notes shall not be secured by a security interest in any property.

                  (e) NationsBank, N.A. has the right to purchase the 2011 Notes on July 1, 2001 for 100% of the then outstanding principal amount. If NationsBank, N.A. does not purchase the Notes on July 1, 2001, the Trustee must on behalf of the Holders exercise the right to require the Issuer to Purchase all of the 2011 Notes for 100% of the then outstanding principal amount.

                  (f) The 2011 Notes shall not be convertible.

                  (g) The 2011 Notes will not be subordinated to the payment of Senior Debt.

                  (h) The Issuer will not pay any additional amounts on the 2011 Notes held by a Person who is not a U.S. Person in respect of any tax, assessment or government charge withheld or deducted.

                  (i) The events specified in Events of Default with respect to the 2011 Notes shall include the events specified in Article Five of this Ninth Supplemental Indenture. In addition to the covenants set forth in Article Three of the Original Indenture, the Holders of the 2011 Notes shall have the benefit of the covenants of the Issuer set forth in Article Four hereto.



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                  SECTION 2.02. Forms Generally. The 2011 Notes and Trustee's
certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such 2011 Notes, as evidenced by their execution thereof.

                  The definitive 2011 Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such 2011 Notes, as evidenced by their execution thereof.




                                      12-

                  SECTION 2.03.  Form of Face of 2011 Note.

                             CMS ENERGY CORPORATION
                 SENIOR NOTES, 8% RESET PUT SECURITIES, DUE 2011

No. ________                                                        $__________

                  CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ___________________ United States Dollars ($___________) on July 1, 2011 ("Maturity") and to pay interest thereon from June 22, 1999 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing January 1, 2000, and at Maturity at the rate of 8% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date, shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2011 Note (or one or more Predecessor 2011 Notes) is registered at the close of business on the Record Date for such interest, which shall be the 15th day of the calendar month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this 2011 Note (or one or more Predecessor 2011 Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2011 Notes not less than 15 days preceding such subsequent Record Date.

                  Payment of the principal of (and premium, if any) and interest, if any, on this 2011 Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

                  Reference is hereby made to the further provisions of this 2011 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.





                                      13-

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2011 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            CMS ENERGY CORPORATION


                                            By____________________________
                                            Its:   Senior Vice President and
                                                   Chief Financial Officer

                                            By____________________________
                                            Its:   Vice President and Treasurer


         SECTION 2.04.  Form of Reverse of 2011 Note.

         This Senior Note, 8% Reset Put Securities, Due 2011 is one of a duly authorized issue of securities of the Issuer (herein called the "2011 Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Ninth Supplemental Indenture, dated as of June 22, 1999 (herein collectively referred to as the "Indenture"), between the Issuer and Bank One Trust Company, NA, a national banking association (successor to NBD Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the 2011 Notes and of the terms upon which the 2011 Notes are, and are to be, authenticated and delivered. This 2011 Note is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

INTEREST RATE AND INTEREST PAYMENT DATES

         The 2011 Notes will bear interest at the rate of 8% from and including June 22, 1999 to but excluding July 1, 2001 (the "Coupon Reset Date"). Interest on the 2011 Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 2000 (each, an "Interest Payment Date"). Interest will be calculated based on a 360-day year consisting of twelve 30-day months. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or regulation to be closed.




                                      14-

         If NationsBank, N.A. (the "Callholder") elects to purchase the 2011 Notes pursuant to the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate for the 2011 Notes effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) this Note will be purchased by the Callholder at 100% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by the Issuer on such date to the Holder hereof on the most recent Record Date), and (ii) from and including the Coupon Reset Date, the 2011 Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process if 2011 Notes are Called" below.

MATURITY DATE

         The 2011 Notes will mature on July 1, 2011 (the "Maturity Date"). On the Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases this Note pursuant to the Call Option, or (ii) the Issuer, by exercise of the Put Option (as defined below) by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Note pursuant to the Call Option.

CALL OPTION; PUT OPTION

         (i) Call Option. The Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of this Note, in whole but not in part (the "Call Option"), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Issuer on such date to the Holder hereof on the most recent Record Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York time, no later than fifteen calendar days prior to the Coupon Reset Date for the 2011 Notes. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's Depositary account. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date.

         If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date and (ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Note to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the Depositary. No holder of any 2011 Notes or any interest in such 2011 Notes will have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or nonperformance of its obligations with respect thereto.

         The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part and (ii)



                                      15-
it provides the Trustee and the Issuer with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the holders of the 2011 Notes (including, if applicable, the Holder hereof).

         Except as otherwise specified in clause (i) below, the Call Option will automatically and immediately terminate, no payment will be due hereunder from the Callholder, and the Coupon Reset Process will terminate, if any of the following occurs: (i) an Event of Default occurs under Section 5.1(a), (b), (c),
(d), (g) or (h) under the Indenture (in such event, termination is at the Callholder's option) or under Section 5.1(e) or (f) under the Indenture (in such event, termination is automatic); (ii) the Callholder fails to deliver the Call Notice to the Trustee prior to 4:00 p.m., New York time, on the fifteenth calendar day prior to the Coupon Reset Date or revokes the Call Notice; (iii) on the Bid Date (as defined below), fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided below; or (iv) the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date.

         If the Call Option is terminated by the Callholder or the Issuer, notice of such termination will be immediately given in writing to the Trustee by the Callholder or the Issuer, as the case may be. If the Call Option so terminates or is automatically terminated, the Trustee will exercise the Put Option described below with respect to the 2011 Notes.

         (ii) Put Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee will exercise the right of the holders of the 2011 Notes (including, if applicable, the Holder hereof) to require the Issuer to purchase the aggregate principal amount of 2011 Notes, in whole but not in part (the "Put Option"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Issuer to the Holders of the 2011 Notes (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Put Option then the Issuer will deliver the Put Price in immediately available funds to the Trustee by no later than 10:00 a.m., New York time, on the Coupon Reset Date and the holders of the 2011 Notes will be required to deliver and will be deemed to have delivered the 2011 Notes to the Issuer against payment therefor on the Coupon Reset Date through the facilities of the Depositary. By its purchase of 2011 Notes, each Holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such 2011 Notes for or on behalf of the 2011 Notes as provided herein. No holder of any 2011 Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.

NOTICE TO HOLDERS BY TRUSTEE

         In anticipation of the exercise of the Call Option or the Put Option on the Coupon Reset Date, the Trustee will notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all 2011 Notes will be delivered on the Coupon Reset Date through the facilities of the Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Issuer under the Put Option. The Trustee will notify the Holder



                                      16-
hereof once it is determined whether the Call Price or the Put Price will be delivered in accordance with the provisions hereof.

COUPON RESET PROCESS IF 2011 NOTES ARE CALLED

         The following steps shall be taken in order to determine the interest rate to be paid on the 2011 Notes on and after the Applicable Coupon Reset Date in the event the Call Option has been exercised with respect to the 2011 Notes.

         Pursuant to and subject to the terms of a Calculation Agency Agreement, dated June 22, 1999, between the Issuer and Banc of America Securities LLC, Banc of America Securities LLC has been appointed the calculation agent for the 2011 Notes (in such capacity as calculation agent, the "Calculation Agent"). If the Callholder has exercised the Call Option, then the following steps (the "Coupon Reset Process") will be taken in order to determine the interest rate to be paid on the 2011 Notes from and including the Coupon Reset Date to but excluding the Maturity Date. The Issuer and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                  (a) The Issuer will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Applicable Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Banc of America Securities LLC, from whom the Issuer desires the Calculation Agent to obtain the Bids for the purchase of such 2011 Notes and (ii) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

                  (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated June 22, 1999 and Prospectus dated April 20, 1999, relating to the offering of the 2011 Notes (collectively, the "Pricing Supplement"), (ii) a copy of the form of 2011 Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" means an irrevocable written offer given by a Dealer for the purchase of all the 2011 Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the 2011 Notes ("Yield to Maturity"). Each Dealer will also be provided with (i) the name of the Issuer, (ii) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the 2011 Notes and (iv) the method by which interest will be calculated on the 2011 Notes.

                  (c) The purchase price for the 2011 Notes in connection with the exercise of the Call Option (the "Purchase Price") shall be equal to (i) the principal amount of the 2011 Notes, plus (ii) a premium (the "2011 Notes Premium") which shall be equal to the excess, if any, of
         (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of



                                      17-

         10 years from the Coupon Reset Date which has an interest rate of 5.78%, semi-annual interest payments on each January 1 and July 1 commencing January 1, 2002 following the Coupon Reset Date, and a principal amount equal to the principal amount of the 2011 Notes, and assuming a discount rate equal to the Treasury Rate over (B) such principal amount of 2011 Notes. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security per Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Issuer and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, the rates on GovPX End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Issuer and the Calculation Agent).

                  (d) The Calculation Agent will provide written notice to the Issuer by 12:30 p.m., New York time on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph
         (c) above. The Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that (i) if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time;
         (ii) if any two or more of the lowest Bids submitted are equivalent, the Issuer shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid); and (iii) Banc of America Securities LLC has the right to match the Bid with the lowest Yield to Maturity, in which case Banc of America Securities LLC's Bid shall be the Selected Bid. The Calculation Agent will set the Coupon Reset Rate equal to the interest rate that would amortize the 2011 Notes Premium fully over the term of the 2011 Notes at the Yield to Maturity indicated by the Selected Bid (the "Coupon Reset Rate"). The Calculation Agent will notify the Dealer that submitted the Selected Bid by 4:00 p.m., New York time, on the Bid Date that its Bid was determined to be the Selected Bid.

                  (e) Immediately after calculating the Coupon Reset Rate for the 2011 Notes, the Calculation Agent will provide written notice to the Issuer and the Trustee, setting forth the Coupon Reset Rate. The Coupon Reset Rate for the 2011 Notes will be effective from and including the Applicable Coupon Reset Date to but excluding the Maturity Date.

                  If a Change in Control occurs, the Issuer shall notify the Holder of this 2011 Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this 2011 Note at a Change in Control Purchase Price equal to 101% of the principal amount of this 2011 Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this 2011 Note, a new 2011 Note or Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.



                                      18-

                  If an Event of Default with respect to this 2011 Note shall occur and be continuing, the principal of this 2011 Note may be declared due and payable in the manner and with the effect provided in the Indenture.

                  In any case where any Interest Payment Date, repurchase date, Stated Maturity or Maturity of any 2011 Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this 2011 Note), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2011 Note or (ii) certain restrictive covenants and Events of Default with respect to this 2011 Note, in each case upon compliance with certain conditions set forth therein.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding 2011 Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

                  The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any 2011 Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and



                                      19-
premium, if any) or any interest on this 2011 Note on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this 2011 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2011 Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2011 Note is registerable in the Security Register, upon surrender of this 2011 Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this 2011 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2011 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The 2011 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2011 Notes are exchangeable for a like aggregate principal amount of 2011 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Issuer shall not be required to (a) issue, exchange or register the transfer of this 2011 Note for a period of 15 days next preceding the mailing of the notice of redemption of 2011 Notes or (b) exchange or register the transfer of any 2011 Note or any portion thereof selected, called or being called for redemption, except in the case of any 2011 Note to be redeemed in part, the portion thereof not so to be redeemed.

                  Prior to due presentment of this 2011 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this 2011 Note is registered as the owner hereof for all purposes, whether or not this 2011 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this 2011 Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  SECTION 2.05. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:



                                      20-

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



                   as Trustee


                    By______________________________________
                      Authorized Officer



                  SECTION 2.06 Establishment of 2013 Notes. (a) There is hereby created a series of Securities to be known and designated as the "Senior Notes, 8 3/8% Reset Put Securities, Due 2013" and limited in aggregate principal amount (except as contemplated in Section 2.3(f)(2) of the Indenture) to $150,000,000. The Stated Maturity of the 2013 Notes is July 1, 2013.

                  (b) The 2013 Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 8 3/8% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the 2013 Note in Section 2.03 hereof.

                  (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any 2013 Note payable on any Interest Payment Date (other than at Maturity) shall be the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs and, in the case of interest payable at Maturity, the Record Date shall be the date of Maturity.

                  (d) The payment of the principal of, premium (if any) and interest on the 2013 Notes shall not be secured by a security interest in any property.

                  (e) NationsBank, N.A. has the right to purchase the 2013 Notes on July 1, 2003 for 100% of the then outstanding principal amount. If NationsBank, N.A. does not purchase the Notes on July 1, 2003, the Trustee must on behalf of the Holders exercise the right to require the Issuer to Purchase all of the 2013 Notes for 100% of the then outstanding principal amount.

                  (f) The 2013 Notes shall not be convertible.

                  (g) The 2013 Notes will not be subordinated to the payment of Senior Debt.




                                      21-

                  (h) The Issuer will not pay any additional amounts on the 2013 Notes held by a Person who is not a U.S. Person in respect of any tax, assessment or government charge withheld or deducted.

                  (i) The events specified in Events of Default with respect to the 2013 Notes shall include the events specified in Article Five of this Ninth Supplemental Indenture. In addition to the covenants set forth in Article Three of the Original Indenture, the Holders of the 2013 Notes shall have the benefit of the covenants of the Issuer set forth in Article Four hereto.

                  SECTION 2.07 Forms Generally. The 2013 Notes and Trustee's certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such 2013 Notes, as evidenced by their execution thereof.

                  The definitive 2013 Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such 2013 Notes, as evidenced by their execution thereof.





                                      22-

                  SECTION 2.08 Form of Face of 2013 Note.

                             CMS ENERGY CORPORATION
               SENIOR NOTES, 8 3/8% RESET PUT SECURITIES, DUE 2013

No. ________                                                        $__________

                  CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of _________________________ United States Dollars ($___________) on July 1, 2013 ("Maturity") and to pay interest thereon from June 22, 1999 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing January 1, 2000, and at Maturity at the rate of 83/8% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date, shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2013 Note (or one or more Predecessor 2013 Notes) is registered at the close of business on the Record Date for such interest, which shall be the 15th day of the calendar month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this 2013 Note (or one or more Predecessor 2013 Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2013 Notes not less than 15 days preceding such subsequent Record Date.

                  Payment of the principal of (and premium, if any) and interest, if any, on this 2013 Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

                  Reference is hereby made to the further provisions of this 2013 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.




                                      23-

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2013 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:
                             CMS ENERGY CORPORATION


                             By____________________________
                             Its:     Senior Vice President and
                                      Chief Financial Officer


                             By____________________________
                             Its: Senior Vice President, Controller and Chief Accounting Officer


                  SECTION 2.09 Form of Reverse of the 2013 Note.

         This Senior Note, 83/8% Reset Put Securities, Due 2013 is one of a duly authorized issue of securities of the Issuer (herein called the "2013 Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Ninth Supplemental Indenture, dated as of June 22, 1999 (herein collectively referred to as the "Indenture"), between the Issuer and Bank One Trust Company, NA, a national banking association (successor to NBD Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the 2013 Notes and of the terms upon which the 2013 Notes are, and are to be, authenticated and delivered. This 2013 Note is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

INTEREST RATE AND INTEREST PAYMENT DATES

         The 2013 Notes will bear interest at the rate of 83/8% from and including June 22, 1999 to but excluding July 1, 2003 (the "Coupon Reset Date"). Interest on the 2013 Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 2000 (each, an "Interest Payment Date"). Interest will be calculated based on a 360-day year consisting of twelve 30-day months. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or regulation to be closed.



                                      24-

         If NationsBank, N.A. (the "Callholder") elects to purchase the 2013 Notes pursuant to the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate for the 2013 Notes effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) this Note will be purchased by the Callholder at 100% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by the Issuer on such date to the Holder hereof on the most recent Record Date), and (ii) from and including the Coupon Reset Date, the 2013 Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process if 2013 Notes are Called" below.

MATURITY DATE

         The 2013 Notes will mature on July 1, 2013 (the "Maturity Date"). On the Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases this Note pursuant to the Call Option, or (ii) the Issuer, by exercise of the Put Option (as defined below) by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Note pursuant to the Call Option.

Call Option; Put Option

         (i) Call Option. The Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of this Note, in whole but not in part (the "Call Option"), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Issuer on such date to the Holder hereof on the most recent Record Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York time, no later than fifteen calendar days prior to the Coupon Reset Date for the 2013 Notes. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's Depositary account. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date.

         If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date and (ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Note to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the Depositary. No holder of any 2013 Notes or any interest in such 2013 Notes will have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or nonperformance of its obligations with respect thereto.

         The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part and (ii)



                                      25-
it provides the Trustee and the Issuer with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the holders of the 2013 Notes (including, if applicable, the Holder hereof).

         Except as otherwise specified in clause (i) below, the Call Option will automatically and immediately terminate, no payment will be due hereunder from the Callholder, and the Coupon Reset Process will terminate, if any of the following occurs: (i) an Event of Default occurs under Section 5.1(a), (b), (c),
(d), (g) or (h) under the Indenture (in such event, termination is at the Callholder's option) or under Section 5.1(e) or (f) under the Indenture (in such event, termination is automatic); (ii) the Callholder fails to deliver the Call Notice to the Trustee prior to 4:00 p.m., New York time, on the fifteenth calendar day prior to the Coupon Reset Date or revokes the Call Notice; (iii) on the Bid Date (as defined below), fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided below; or (iv) the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date.

         If the Call Option is terminated by the Callholder or the Issuer, notice of such termination will be immediately given in writing to the Trustee by the Callholder or the Issuer, as the case may be. If the Call Option so terminates or is automatically terminated, the Trustee will exercise the Put Option described below with respect to the 2013 Notes.

         (ii) Put Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee will exercise the right of the holders of the 2013 Notes (including, if applicable, the Holder hereof) to require the Issuer to purchase the aggregate principal amount of 2013 Notes, in whole but not in part (the "Put Option"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Issuer to the Holders of the 2013 Notes (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Put Option then the Issuer will deliver the Put Price in immediately available funds to the Trustee by no later than 10:00 a.m., New York time, on the Coupon Reset Date and the holders of the 2013 Notes will be required to deliver and will be deemed to have delivered the 2013 Notes to the Issuer against payment therefor on the Coupon Reset Date through the facilities of the Depositary. By its purchase of 2013 Notes, each Holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such 2013 Notes for or on behalf of the 2013 Notes as provided herein. No holder of any 2013 Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.

NOTICE TO HOLDERS BY TRUSTEE

         In anticipation of the exercise of the Call Option or the Put Option on the Coupon Reset Date, the Trustee will notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all 2013 Notes will be delivered on the Coupon Reset Date through the facilities of the Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Issuer under the Put Option. The Trustee will notify the Holder



                                      26-
hereof once it is determined whether the Call Price or the Put Price will be delivered in accordance with the provisions hereof.

COUPON RESET PROCESS IF 2013 NOTES ARE CALLED

         The following steps shall be taken in order to determine the interest rate to be paid on the 2013 Notes on and after the Applicable Coupon Reset Date in the event the Call Option has been exercised with respect to the 2013 Notes.

         Pursuant to and subject to the terms of a Calculation Agency Agreement, dated June 22, 1999, between the Issuer and Banc of America Securities LLC, Banc of America Securities LLC has been appointed the calculation agent for the 2013 Notes (in such capacity as calculation agent, the "Calculation Agent"). If the Callholder has exercised the Call Option, then the following steps (the "Coupon Reset Process") will be taken in order to determine the interest rate to be paid on the 2013 Notes from and including the Coupon Reset Date to but excluding the Maturity Date. The Issuer and the Calculation Agent will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                  (a) The Issuer will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Applicable Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Banc of America Securities LLC, from whom the Issuer desires the Calculation Agent to obtain the Bids for the purchase of such 2013 Notes and (ii) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

                  (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated June 22, 1999 and Prospectus dated April 20, 1999, relating to the offering of the 2013 Notes (collectively, the "Pricing Supplement"), (ii) a copy of the form of 2013 Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" means an irrevocable written offer given by a Dealer for the purchase of all the 2013 Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the 2013 Notes ("Yield to Maturity"). Each Dealer will also be provided with (i) the name of the Issuer, (ii) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the 2013 Notes and (iv) the method by which interest will be calculated on the 2013 Notes.

                  (c) The purchase price for the 2013 Notes in connection with the exercise of the Call Option (the "Purchase Price") shall be equal to (i) the principal amount of the 2013 Notes, plus (ii) a premium (the "2013 Notes Premium") which shall be equal to the excess, if any, of
         (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of



                                      27-

         10 years from the Coupon Reset Date which has an interest rate of 5.78%, semi-annual interest payments on each January 1 and July 1 commencing January 1, 2004 following the Coupon Reset Date, and a principal amount equal to the principal amount of the 2013 Notes, and assuming a discount rate equal to the Treasury Rate over (B) such principal amount of 2013 Notes. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security per Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Issuer and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, the rates on GovPX End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Issuer and the Calculation Agent).

                  (d) The Calculation Agent will provide written notice to the Issuer by 12:30 p.m., New York time on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph
         (c) above. The Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that (i) if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time;
         (ii) if any two or more of the lowest Bids submitted are equivalent, the Issuer shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid); and (iii) Banc of America Securities LLC has the right to match the Bid with the lowest Yield to Maturity, in which case Banc of America Securities LLC's Bid shall be the Selected Bid. The Calculation Agent will set the Coupon Reset Rate equal to the interest rate that would amortize the 2013 Notes Premium fully over the term of the 2013 Notes at the Yield to Maturity indicated by the Selected Bid (the "Coupon Reset Rate"). The Calculation Agent will notify the Dealer that submitted the Selected Bid by 4:00 p.m., New York time, on the Bid Date that its Bid was determined to be the Selected Bid.

                  (e) Immediately after calculating the Coupon Reset Rate for the 2013 Notes, the Calculation Agent will provide written notice to the Issuer and the Trustee, setting forth the Coupon Reset Rate. The Coupon Reset Rate for the 2013 Notes will be effective from and including the Applicable Coupon Reset Date to but excluding the Maturity Date.

                  If a Change in Control occurs, the Issuer shall notify the Holder of this 2013 Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this 2013 Note at a Change in Control Purchase Price equal to 101% of the principal amount of this 2013 Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this 2013 Note, a new 2013 Note or Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.


                                      28-

                  If an Event of Default with respect to this 2013 Note shall occur and be continuing, the principal of this 2013 Note may be declared due and payable in the manner and with the effect provided in the Indenture.

                  In any case where any Interest Payment Date, repurchase date, Stated Maturity or Maturity of any 2013 Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this 2013 Note), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2013 Note or (ii) certain restrictive covenants and Events of Default with respect to this 2013 Note, in each case upon compliance with certain conditions set forth therein.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding 2013 Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

                  The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any 2013 Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and



                                      29-
premium, if any) or any interest on this 2013 Note on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this 2013 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2013 Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2013 Note is registerable in the Security Register, upon surrender of this 2013 Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this 2013 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2013 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The 2013 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2013 Notes are exchangeable for a like aggregate principal amount of 2013 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Issuer shall not be required to (a) issue, exchange or register the transfer of this 2013 Note for a period of 15 days next preceding the mailing of the notice of redemption of 2013 Notes or (b) exchange or register the transfer of any 2013 Note or any portion thereof selected, called or being called for redemption, except in the case of any 2013 Note to be redeemed in part, the portion thereof not so to be redeemed.

                  Prior to due presentment of this 2013 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this 2013 Note is registered as the owner hereof for all purposes, whether or not this 2013 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this 2013 Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  SECTION 2.10. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:




                                      30-

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



                                      as Trustee


                                      By______________________________________
                                        Authorized Officer




                                   ARTICLE III

                                CHANGE OF CONTROL

                  SECTION 3.01. Change of Control. Upon the occurrence of a Change in Control (the effective date of such Change in Control being the "Change in Control Date"), each Holder of a Note shall have the right to require that the Issuer repurchase (a "Required Repurchase") all or any part of such Holder's Note at a repurchase price payable in cash equal to 101% of the principal amount of such Note plus accrued interest to the Purchase Date (the "Change in Control Purchase Price").

                  (a) Within 30 days following the Change in Control Date, the Issuer shall mail a notice (the "Required Repurchase Notice") to each Holder with a copy to the Trustee stating:

                           (i) that a Change in Control has occurred and that
                  such Holder has the right to require the Issuer to repurchase all or any part of such Holder's Notes at the Change of Control Purchase Price;

                           (ii)  the Change of Control Purchase Price;

                           (iii) the date on which any Required Repurchase shall
                  be made (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Purchase Date");

                           (iv) the name and address of the Paying Agent; and

                           (v) the procedures that Holders must follow to cause
                  the Notes to be repurchased, which shall be consistent with this Section and the Indenture.



                                      31-

                  (b) Holders electing to have a Note repurchased must deliver a written notice (the "Change in Control Purchase Notice") to the Paying Agent (initially the Trustee) at its corporate trust office in Detroit, Michigan, or any other office of the Paying Agent maintained for such purposes, not later than 30 days prior to the Purchase Date. The Change in Control Purchase Notice shall state: (i) the portion of the principal amount of any Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; (ii) that such Notes are to be repurchased by the Issuer pursuant to the change in control provisions of the Indenture; and (iii) unless the Notes are represented by one or more Global Notes, the certificate numbers of the Notes to be delivered by the Holder thereof for repurchase by the Issuer. Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount of such Notes, if any, which remains subject to a Change in Control Purchase Notice.

                  If a Note is represented by a Global Note (as described in Article VI below), the Depositary or its nominee will be the Holder of such Note and therefore will be the only entity that can elect a Required Repurchase of such Note. To obtain repayment pursuant to this
         Section 3.01 with respect to such Note, the beneficial owner of such Note must provide to the broker or other entity through which it holds the beneficial interest in such Note (i) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and (ii) instructions to such broker or other entity to notify the Depositary of such beneficial owner's desire to obtain repayment pursuant to this Section 3.01. Such broker or other entity will provide to the Paying Agent (i) the Change of Control Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this Section 3.01 to such beneficial owner.

                  (c) Payment of the Change of Control Purchase Price for a Note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of a Note represented by one or more Global Notes) upon delivery of such Note (together with necessary endorsements) to the Paying Agent at its office in Detroit, Michigan, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change of Control Purchase Price for such Note will be made promptly following the later of the Purchase Date or the time of delivery of such Note. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Note on the Business Day following the Purchase Date, then, on and after such date, interest will cease accruing, and all other rights



                                      32-
         of the Holder shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of the Note).

                  (d) The Issuer shall comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act, which may then be applicable in connection with any offer by the Issuer to repurchase Notes at the option of Holders upon a Change in Control.

                  (e) No Note may be repurchased by the Issuer as a result of a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the Payment of the Change in Control Purchase Price with respect to the Notes).

                                   ARTICLE IV
                       ADDITIONAL COVENANTS OF THE ISSUER
                            WITH RESPECT TO THE NOTES

                  SECTION 4.01. Existence. So long as any of the Notes are outstanding, subject to Article 9 of the Original Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  SECTION 4.02. Limitation on Certain Liens. (a) So long as any of the Notes are outstanding, the Issuer shall not create, incur, assume or suffer to exist any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor of the Issuer or any Subsidiary a preferential interest (hereinafter in this Section referred to as a "Lien") upon or with respect to any of its property of any character, including without limitation any shares of Capital Stock of Consumers or Enterprises, without making effective provision whereby the Notes shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien, provided, however, that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

         (ii) pledges or deposits to secure (a) obligations under workmen's compensation laws or similar legislation, (b) statutory obligations of the Issuer or (c) Support Obligations;

         (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (iv) purchase money Liens upon or in property acquired and held by the Issuer in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such



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
Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (iv) shall not exceed $10,000,000; and

         (v) Liens not otherwise permitted by clauses (i) through (iv) of this Section securing Indebtedness of the Issuer; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all of the secured Indebtedness of the Issuer at such date shall not exceed 5% of Consolidated Net Tangible Assets at such date.

                  SECTION 4.03. Limitation on Consolidation, Merger, Sale or Conveyance. So long as any of the Notes are outstanding and until the Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 4.03, and subject also to Article Nine of the Indenture, the Issuer shall not consolidate with or merge into any other Person or sell, lease or convey the property of the Issuer in the entirety or substantially as an entirety, unless
(i) immediately after giving effect to such transaction the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Issuer immediately prior to the transaction, and (ii) after giving effect to such transaction, the surviving entity would be entitled to incur at least one dollar of additional Indebtedness (other than revolving Indebtedness to banks) without violation of the limitations in Section 4.04 hereof.

                  SECTION 4.04. Limitation on Consolidated Indebtedness. (a) So long as any of the Notes are outstanding and until the Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 4.04, the Issuer shall not, and shall not permit any Consolidated Subsidiary of the Issuer to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness unless the Consolidated Coverage Ratio of the Issuer and its Consolidated Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Issuer and its Consolidated Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (i) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (ii) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Issuer or any Subsidiary since the first day of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the



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
issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 1.7 to 1.0.

                  (b) Notwithstanding the foregoing paragraph, the Issuer or any Restricted Subsidiary may issue, directly or indirectly, the following
Indebtedness:

                  (1) Indebtedness of the Issuer to banks not to exceed $1,000,000,000 in aggregate outstanding principal amount at any time;

                  (2) Indebtedness (other than Indebtedness described in clause
         (1) of this Subsection) outstanding on the date of this Ninth Supplemental Indenture, as set forth on Schedule 4.04(b)(2) attached hereto and made a part hereof, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause (2); provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and
         (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the Notes, the Indebtedness is subordinated to the Notes in right of payment;

                  (3) Indebtedness of the Issuer owed to and held by a Subsidiary and Indebtedness of a Subsidiary owed to and held by the Issuer; provided, however, that, in the case of Indebtedness of the Issuer owed to and held by a Subsidiary, (i) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary or (ii) any transfer of such Indebtedness (except to the Issuer or a Subsidiary) shall be deemed for the purposes of this Subsection to constitute the issuance of such Indebtedness by the Issuer;

                  (4) Indebtedness of the Issuer issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Issuer issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the Notes, the Indebtedness so issued is subordinated to the Notes in right of payment;


                                      35-

                  (5) Indebtedness of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of a Restricted Subsidiary issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced.

                  (6) Indebtedness of a Consolidated Subsidiary issued to acquire, develop, improve, construct or to provide working capital for a gas, oil or electric generation, exploration, production, distribution, storage or transmission facility and related assets, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Oil & Gas, CMS Electric and Gas, CMS Gas Transmission and Storage, CMS MST or any other Designated Enterprises Subsidiary;

                  (7) Indebtedness of a Person existing at the time at which such person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Such Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Consolidated Subsidiary;

                  (8) Indebtedness issued by the Issuer not to exceed $150,000,000 in aggregate principal amount at any time; and

                  (9) Indebtedness of a Consolidated Subsidiary in respect of rate reduction bonds issued to recover electric restructuring transition costs of Consumers provided that such Indebtedness is without recourse to the assets of Consumers.

                  SECTION 4.05. Limitation on Restricted Payments. (a) So long as the Notes are outstanding and until the Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 4.05, the Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer, directly or indirectly, to (i) declare or pay any dividend or make any distribution on the Capital Stock of the Issuer to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer, or (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof, any Subordinated Indebtedness (any such dividend, distribution, purchase,



                                      36-
redemption, repurchase, defeasing, other acquisition or retirement being hereinafter referred to as a "Restricted Payment") if at the time the Issuer or such Subsidiary makes such Restricted Payment:

                           (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or

                           (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since May 6, 1997 would exceed the sum of:

                           (A)  $100,000,000;

                           (B) 100% of Consolidated Net Income, accrued during
                  the period (treated as one accounting period) from May 6, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such sum shall be a deficit, minus 100% of the deficit); and

                           (C) the aggregate Net Cash Proceeds received by the
                  Issuer from the issue or sale of or contribution with respect to its Capital Stock subsequent to May 6, 1997.

For the purpose of determining the amount of any Restricted Payment not in the form of cash, the amount shall be the fair value of such Restricted Payment as determined in good faith by the Board of Directors, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Board of Directors is in excess of $25 million, such value shall be based on the opinion from a nationally recognized firm experienced in the appraisal of similar types of transactions.

                  (b) The provisions of Section 4.05(a) shall not prohibit:

                           (i) any purchase or redemption of Capital Stock of
                  the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                           (ii) dividends or other distributions paid in respect
                  of any class of the Issuer's Capital Stock issued in respect of the acquisition of any business or assets by the Issuer or a Restricted Subsidiary if the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

                           (iii) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no Event of Default


                                      37-
                  shall have occurred and be continuing (or result therefrom), and provided further, however, that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments; or

                           (iv) payments pursuant to the Tax-Sharing Agreement.

                  SECTION 4.06. Limitation on Asset Sales. So long as any of the Notes are outstanding, the Issuer may not sell, transfer or otherwise dispose of any property or assets of the Issuer, including Capital Stock of any Consolidated Subsidiary, in one transaction or a series of transactions in an amount which exceeds $50,000,000 (an "Asset Sale") unless the Issuer shall (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of a Consolidated Subsidiary or Indebtedness of the Issuer which is pari passu with the Notes or (ii) invest an equal amount not so used in clause
(i) in property or assets of related business within 24 months after the date of the Asset Sale (the "Application Period") or (iii) apply such excess Net Cash Proceeds not so used in (i) or (ii) (the "Excess Proceeds") to make an offer, within 30 days after the end of the Application Period, to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes on the relevant purchase date equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes on the relevant purchase date and unpaid interest, if any, to the purchase date. The Issuer shall only be required to make an offer to purchase Notes from Holders pursuant to subsection (iii) if the Excess Proceeds equal or exceed $25,000,000 at any given time.

                  The procedures to be followed by the Issuer in making an offer to purchase Notes from the Holders with Excess Proceeds, and for the acceptance of such offer by the Holders, shall be the same as those set forth in Section
3.01 herein with respect to a Change in Control.

                                    ARTICLE V
                          ADDITIONAL EVENTS OF DEFAULT
                            WITH RESPECT TO THE NOTES

                  SECTION 5.01. Definition. All of the events specified in clauses (a) through (h) of Section 5.1 of the Original Indenture shall be "Events of Default" with respect to the Notes.

                  SECTION 5.02. Amendments to Section 5.1 of the Original Indenture. Solely for the purpose of determining Events of Default with respect to the Notes, paragraphs (e), (f) and (h) of Section 5.1 of the Original Indenture shall be amended such that each and every reference therein to the Issuer shall be deemed to mean either the Issuer or Consumers.

                                   ARTICLE VI

                                  GLOBAL NOTES

                  The Notes will be issued initially in the form of Global Notes. "Global Note" means a registered Note evidencing one or more Notes issued to a depositary (the "Depositary") or its



                                      38-
nominee, in accordance with this Article and bearing the legend prescribed in this Article. One or more Global Notes will represent all Notes. The Issuer shall execute and the Trustee shall, in accordance with this Article and the Issuer Order with respect to the Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Notes to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless the Global Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of a nominee of the Depository, or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository, or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof has an interest herein."

                  Notwithstanding Section 2.8 of the Indenture, unless and until it is exchanged in whole or in part for Notes in definitive form, a Global Note representing one or more Notes may not be transferred except as a whole by the Depositary, to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for Notes or a nominee of such successor Depositary.

                  If at any time the Depositary for the Notes is unwilling or unable to continue as Depositary for the Notes, the Issuer shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Issuer by the earlier of (i) 90 days from the date the Issuer receives notice to the effect that the Depositary is unwilling or unable to act, or the Issuer determines that the Depositary is unable to act or (ii) the effectiveness of the Depositary's resignation or failure to fulfill its duties as Depositary, the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes in exchange for such Global Note or Notes.

                  The Issuer may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes in exchange for such Global Note or Notes.

                  The Depositary for such Notes may surrender a Global Note or Notes for such Notes in exchange in whole or in part for Notes in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge:



                                      39-

                     (i) to each Person specified by such Depositary a new Note or Notes, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                     (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes in definitive form delivered to Holders thereof.

                  In any exchange provided for in this Article, the Issuer will execute and the Trustee will authenticate and deliver Notes in definitive registered form in authorized denominations.

                  Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be canceled by the Trustee. Notes in definitive form issued in exchange for a Global Note pursuant to this Article shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Security Registrar. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered.

                                   ARTICLE VII

                                   DEFEASANCE


                  All of the provisions of Article Ten of the Original Indenture shall be applicable to the Notes. Upon satisfaction by the Issuer of the requirements of Section 10.1(c) of the Indenture, in connection with any covenant defeasance (as provided in Section 10.1(c) of the Indenture), the Issuer shall be released from its obligations under Article Nine of the Original Indenture and under Articles III and IV of this Ninth Supplemental Indenture with respect to the Notes.

                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

                  This Ninth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Ninth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Ninth Supplemental Indenture shall together constitute one and the same instrument.

                                   TESTIMONIUM

                  This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.




                                      40-

                  IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                         CMS ENERGY CORPORATION



                                         /s/ Alan M. Wright
                                         ------------------
                                         Alan M. Wright
                                         Senior Vice President and
                                         Chief Financial Officer



Attest: /s/ Robert C. Shrosbree






                                         BANK ONE TRUST COMPANY, NA
                                           as Trustee



                                         /s/ Ernest J. Peck
                                         ------------------
                                         Ernest J. Peck
                                         Vice President


Attest:





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